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                                                                       Exhibit 5

                      SECOND AMENDMENT TO CREDIT AGREEMENT

        This SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") is dated as of June 30, 2001, among MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation ("Company"), CTW FUNDING, LLC, a Delaware limited liability company ("Lender"), MCM CAPITAL GROUP, INC., a Delaware corporation ("MCM") and MIDLAND ACQUISITION CORPORATION, a Delaware corporation ("MAC").

                               FACTUAL BACKGROUND

        A. Under the Credit and Security Agreement dated as of October 31, 2000 (the "Credit Agreement", Lender agreed to make available to Company a revolving credit facility upon the terms and conditions set forth therein. (Capitalized terms used herein without definition have the meanings given to them in the Credit Agreement.)

        B.     The Advances are evidenced by the Note.

        C. Pursuant to the Guaranty, MCM has guaranteed the Guaranteed Obligations (as defined in the Guaranty), and pursuant to the MCM Pledge Agreement, MCM has granted to Lender a security interest in the Collateral (as defined in the MCM Pledge Agreement) to secure the Secured Obligations (as defined in the MCM Pledge Agreement).

        D. Pursuant to the MAC Security Agreement, MAC granted to Lender a security interest in the Collateral (as defined in the MAC Security Agreement) to secure the Secured Obligations (as defined in the MAC Security Agreement).

        E. The Company, Lender, MCM and MAC have previously amended the Credit Agreement pursuant to that certain First Amendment to Credit Agreement, dated as of March 13, 2001 (the "First Amendment"). Pursuant to the First Amendment, the Funding Termination Date was extended through March 31, 2001. The Funding Termination Date was, pursuant to the First Amendment, further extended to June 30, 2001 by the delivery of a Renewal Notice and related Warrant No. 3 for 50,000 warrants. The parties hereto now wish to further amend the Credit Agreement as set forth below.

        F. This Amendment is and shall be one of the Loan Documents and shall serve as a Renewal Notice (as defined herein) and the Company's election to extend the Funding Termination Date (as defined in the Credit Agreement as hereby amended) to September 30, 2001, subject to further extension as provided in the Credit Agreement, as hereby amended.

                                    AGREEMENT

        Therefore, Company, Lender, MCM and MAC agree as follows:

        1. Recitals. The recitals set forth above in the Factual Background are true, accurate and correct and agreed to by the parties to this Amendment.


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        2.     Reaffirmation of Loan Documents. Company reaffirms all of its obligations under the Loan Documents, and Company acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document. MCM reaffirms all of its obligations under the Guaranty and the MCM Pledge Agreement, and MCM acknowledges that it has no claims, offsets or defenses with respect to payment of sums due under any of the Loan Documents, including, without limitation, the Guaranty and the MCM Pledge Agreement. MAC reaffirms all of its obligations under the MAC Security Agreement, and MAC acknowledges that it has no claims, offsets or defenses with respect to the Secured Obligations (as defined in the MAC Security Agreement).

        3. Modification of Credit Agreement. The Credit Agreement is hereby amended as follows:

               (a) Funding Termination Date. The definition of "Funding Termination Date" in Section 1.1 is hereby amended by replacing such definition with the following definition:

               "Funding Termination Date" means the earliest of: (i) the last day of a calendar quarter during which a Renewal Notice has not been received by Lender in accordance with Section 4.3 (or, if received, the conditions set forth in Section 4.3 have not been satisfied), (ii) December 31, 2001, and (iii) the termination of the Commitment during the continuation of an Event of Default pursuant to Section 8.1.

               (b) Renewal Notice. Section 1.1 is hereby amended by adding the following definition.

               "Renewal Notice" means (i) that certain First Amendment to Credit Agreement, dated as of March 13, 2001, among the Borrower, Lender, MOM and MAC, whereby the Borrower elects to extend the Funding Termination Date to March 31, 2001, (ii) that certain Second Amendment to Credit Agreement, dated as of June 30, 2001, among the Borrower, Lender, MCM and MAC, whereby the Borrower elects to extend the Funding Termination Date to September 30, 2001 and (iii) a written notice from an Authorized Agent to Lender whereby Borrower elects to extend the Funding Termination Date to the last day of the next successive calendar quarter.

               (c) Registration Rights Agreement, Warrant Agreement. The definitions of "Registration Rights Agreement' and "Warrant Agreement" in Section 1.1 are hereby modified by inserting "as amended, supplemented or otherwise modified from time to time" immediately before the period at the end of such definitions.

               (d) Condition Precedent to Extension of Funding Termination Date. The Credit Agreement is hereby amended by adding the following
        Section 4.3:


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               4.3    Conditions to Extension of Funding Termination Date. The
               obligation of Lender to extend the Funding Termination Date to the last day of the next successive calendar quarter (but in no event beyond December 31, 2001) is subject to the satisfaction of the following conditions precedent:

                      A. Continuation of Representations and Warranties. The representations and warranties made by the Borrower contained in
               Article V shall be true and correct on and as of the date of each Renewal Notice and the last day of the then current calendar quarter with the same effect as if made on and as of each such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                      B. No Default. No Default or Event of Default shall exist as of the date of such Renewal Notice or as of the last day of the then current calendar quarter;

                      C. Renewal Notice. Lender shall have received the Renewal Notice from Borrower before the last day of the calendar quarter prior to the calendar quarter through which the Borrower wishes to extend the Funding Termination Date; and

                      D. Issuance of Warrants. Lender shall have received Warrants issued in accordance with the Warrant Agreement for an additional 50,000 MCM Shares to be issued concurrently with each such Renewal Notice.

        4. Conditions Precedent. Before this Amendment becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Company's sole cost and expense in a manner acceptable to
Lender:

               (a) Lender shall have received an original of this Amendment executed by Company, MCM and MAC;

               (b) Lender shall have received from Company, MCM and MAC a Certificate of Secretary, certifying as to (i) the due authorization by all action, corporate or otherwise, by the Company, MCM and MAC of the execution delivery and performance of this Amendment and the amendments to the Warrant Agreement and the Registration Rights Agreement provided for in Section 3(d) (collectively, the "Amendments"), (ii) the due execution and delivery of the Amendments by the Company, MCM and MAC, (iii) the enforceability as against the Company, MCM and MAC of each of the Amendments, and the Loan Documents as thereby amended, in accordance with their respective terms, (iv) the due satisfaction of each of the conditions to be satisfied by the Company In accordance with this Section 4 and (v) the truth and accuracy of each of the representations and warranties made by each of the Company, MCM and MAC under the

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Loan Documents and this Amendment, in each case on and as of the effective date of this Amendment with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be certified to have been true and correct as of such earlier date);

               (c) Company shall have reimbursed Lender for reasonable attorney fees and costs incurred in the preparation, execution and closing of this Amendment; and

               (d)    Lender shall have received Warrants for 50,000 MCM Shares.

        5. Company's Representations and Warranties. Company represents and warrants to Lender as follows:

               (a) Loan Documents. All representations and warranties made and given by Company in the Loan Documents are true, accurate and correct.

               (b) No Default. No Default or Event of Default has occurred and is continuing.

               (c) Borrowing Entity. Company is a Kansas corporation which is duly organized and validly existing under the laws of the State of Kansas. There have been no changes in the organization, composition, ownership structure or formation documents of Company since October 31, 2000.

               (d) Enforceable Loan Documents. The Loan Documents, including this Agreement, to which Company is a party, are legal, valid and binding agreements of Company enforceable In accordance with their respective terms, and any Instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

        6. Incorporation. This Amendment shall form a part of the Credit Agreement, and all references hereafter to the Credit Agreement in the Loan Documents shall mean the Credit Agreement as hereby modified.

        7. No impairment. Except as specifically hereby amended, the Credit Agreement and other Loan Documents shall each remain unaffected by this Amendment and all such documents shall remain in full force and effect.

        8. Integration. The Loan Documents, including the Amendments: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents (b) supersede all oral negotiations and prior and other writings with respect to their subject matter and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail.

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        9.     MCM's Consent. MCM hereby consents to the terms, conditions and provisions of this Amendment and agrees that (i) the Guaranteed Obligations as defined in and pursuant to the Guaranty shall include, without limitation, all Obligations of Company under the Credit Agreement as amended by this Amendment and (ii) the Secured Obligations as defined in and pursuant to the MCM Pledge Agreement shall include, without limitation, all obligations of Company under the Credit Agreement as amended by this Amendment and all obligations of MCM under the Guaranty as such obligations have been amended pursuant to this Amendment.

        10. MAC's. Consent. MAC hereby consents to the terms, conditions and provisions of this Amendment and agrees that the Secured Obligations as defined in an pursuant to the MAC Security Agreement shall include, without limitation, any Advances made by Lender prior to the Funding Termination Date and the payment and performance of all other Obligations of the Company under the terms of the Credit Agreement and the other Loan Documents.

        11. Miscellaneous. This Amendment and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Amendment or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."

        12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation


                             By:   /s/  Carl C. Gregory III
                                   --------------------------
                             Name:  Carl C. Gregory III
                             Title: President and Chief Executive Officer

                                                                     "Company"

                             CTW FUNDING, LLC, a Delaware limited liability company


                             By:   /s/  Eric D. Kogan
                             Name:  Eric D. Kogan
                             Title:  Manager

                                                                     "Lender"

                             MCM CAPITAL GROUP, INC., a Delaware corporation


                             By:    /s/ Carl C. Gregory, III
                                    --------------------------
                             Name:  Carl C. Gregory, III
                             Title:  President and Chief Executive Officer

                                                                         "MCM"
                             MIDLAND ACQUISITION CORPORATION, a Delaware corporation


                             By:    /s/ Carl C. Gregory, III
                                    --------------------------
                             Name:  Carl C. Gregory, III
                             Title:  President and Chief Executive Officer

                                                                         "MAC"


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